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                                                                    EXHIBIT 99.1


WEDNESDAY OCTOBER 22 6:09 PM EDT

COMPANY PRESS RELEASE

SMARTALK TO BUY FRONTIER'S RETAIL PREPAID BUSINESS

STRATEGIC ACQUISITION TO ADD OVER 4,000 PHONE CARD RETAILERS

Los Angeles--(BUSINESS WIRE)--October 22, 1997--SMARTALK(SM) Teleservices, Inc. (Nasdaq:SMTK) today announced it has signed a definitive agreement to acquire the retail prepaid business from FRONTIER CORPORATION (NYSE:FRO) for $35 million in cash. Frontier prepaid phone cards are distributed in over 4,000 retail locations, including Merit Stations, King Sooper, Southwest Supermarkets, Acme Supermarkets, Qwik Shops and Wegmans, amongst others. When combined, SMARTALK will have distribution agreements providing access to more than 40,000 locations throughout North America for the sale of prepaid calling cards.

"As a result of this acquisition, SMARTALK clearly establishes itself as the leading manufacturer and distributor of prepaid calling cards at retail with agreements providing access to more than 40,000 locations. Our distribution combined with our quality and feature-rich products are making SMARTALK the national brand that consumers will look for when purchasing prepaid calling card products and services," stated SMARTALK Chairman and CEO Robert H. Lorsch. "Most importantly, we are excited about the opportunity to serve Frontier's prepaid retailers and to work with these valuable customers to expand their business and transition them into prime SMARTALK accounts. We take our responsibilities to all our retail customers seriously. At the end of the day, this transaction gives SMARTALK another opportunity to continue doing what we do best, which is manufacture, market and distribute prepaid calling cards at retail."

Joseph P. Clayton, President and CEO of Frontier Corporation, stated, "Our decision to exit the prepaid business reflects Frontier' decision to focus on its core business. The prepaid business being acquired by SMARTALK is fundamentally a good business that lies within SMARTALK's core competencies. SMARTALK is a market leader in prepaid and SMARTALK's retail focus should permit our prepaid customers to realize the significant potential that exists in retail prepaid telecommunications."

Added SMARTALK President and COO Erich Spangenberg, "SMARTALK continues to responsibly execute on its strategy and through this transaction we will add to our size, scale and scope, which should permit us to further leverage our existing infrastructure and supplier relationships. The Company has already demonstrated our ability to integrate acquired operations and we believe the integration of Frontier's retail prepaid business will go smoothly. Though we foresee some increased expense in the short term attributable to the cost of integrating the Frontier operations, we believe the transaction will be accretive to 1998. We anticipate the closing of this transaction will occur at or before year end."



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Under a separate agreement, the two companies have entered into a carrier services arrangement.

SMARTALK manufactures and distributes prepaid calling cards and other enhanced telecommunications products which are sold at retail and marketed to advertising and promotional clientele. Also included in the acquisition are a number of licenses for entertainment and celebrity images such as World Championship Wrestling which are popular amongst collectors and traders of phone cards.

Headquartered in Los Angeles, SMARTALK maintains additional offices in Boston, San Francisco and Orlando. The expected completion of SMARTALK's previously announced acquisition of ConQuest Telecommunication Services Corp. will also create an Ohio operation and will add retail distribution agreements with such companies as Winn-Dixie, Marathon Oil, SuperAmerica, Pick Kwik Food Stores, and others.

SMARTALK currently maintains distribution agreements with mass merchandisers, consumer electronics retailers, supermarkets and home office superstores, such as Office Depot, Future Shop, Venture Stores, The Good Guys, Staples, Service Merchandise, Jewel/Osco Combo Stores, Osco Drug, Sav-On Drug, OfficeMax, Dominick's Finer Foods, Eckerd Drug, Food4Less, Ralphs Supermarkets, Bradlees, Marshall Field's, Best Buy, and Builders Square, as well as university book stores and convenience stores nationwide. SMARTALK also offers specialized value-added promotional phone card programs to clients including Gillette, Hewlett-Packard, Wells Fargo Bank, Nabisco, Pfizer and Prudential Securities. The Company maintains strategic marketing partnerships with Choice Hotels and HFS, the two largest hotel franchisors in the US, along with Simon DeBartolo Group, the largest publicly traded real estate company and operator of shopping malls in North America.

Frontier Corporation is the parent company whose long distance, local telephone and wireless communications subsidiaries provide a range of integrated services to customers. Frontier is a Standard & Poor's 500 company with annualized revenue approaching $2.5 billion. With sales locations nationwide, Frontier is the fifth largest long distance company in the United States.

Note: Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to the completion of the proposed transaction; the Company's utilization of Frontier's existing retail relationships to expand market share; the company's ability to successfully integrate Frontier's prepaid operations into its current business; and the completion of the previously announced acquisition of ConQuest Telecommunication Services, Corp. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, risks related to the Company's ability to successfully integrate Frontier's operations in a timely fashion, ability to maintain existing business and retailer relationships including Frontier's current business relationships, market acceptance and consumer demand for the Company's products and services, pricing dependence on third-party vendors and the Company's ability to maintain efficient marketing and distribution. Investors are further cautioned







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that completion of this and other transactions are subject to, among other conditions, receipt of applicable state and federal regulatory consents. This list is not intended to be exhaustive. Investors who seek more information about the Company's business and relevant risk factors may wish to review the Company's SEC reports, including, but not limited to, its Annual Report on Form 10-K for 1996, and quarterly reports on Form 10-Q.